EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration statement on Form S-3 (No. 333-85808), the Registration Statement on Form S-3 (No. 333-130978), the Registration statement on Form S-8 (No. 333-75792), and the Registration statement on Form S-8 (No. 333-75788) of Access Plans of our report dated March 30, 2007, relating to the December 31, 2006 and 2005 consolidated financial statements which appear in this Form 10-K.
/s/ HEIN & Associates LLP
Dallas, Texas
March 30, 2007